                                                                    EXHIBIT 99.1


                             FORM OF CERTIFICATION

          I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY HOME SAVINGS BANK, SSB (THE "BANK") OR BY THE FEDERAL GOVERNMENT.

          If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Administrator, Savings Institutions Division, North Carolina Department of Commerce at (919) 850-2888 or the Federal Deposit Insurance Corporation, Atlanta Regional Office, at (404) 817-2500.

          I/We further certify that, before purchasing the common stock, par value $.01 per share, of NewSouth Bancorp, Inc., the proposed holding company for Home Savings Bank, SSB, I/we received a Prospectus dated ____________, 1997 (the "Prospectus").

          The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:


   1.  Anticipated Low Return on Equity Following Conversion           (page 17)

   2.  Risks Related to Commercial Real Estate, Commercial
       Business and Consumer Lending                                   (page 17)

   3.  Uncertainty as to Existence of Growth Opportunities             (page 18)

   4.  Strong Competition Within the Bank's Market Area                (page 18)

   5.  Potentially Adverse Impact of Interest Rates and Economic
       Conditions                                                      (page 18)

   6.  Certificate of Incorporation, Bylaw and Statutory
       Provisions That Could Discourage Hostile Acquisitions
       of Control                                                      (page 19)

   7.  Potential Impact on Voting Control of Purchases by Management   (page 19)

   8.  Effect of Regulatory Changes on Operations                      (page 20)

   9.  Valuation Not Indicative of Future Price of Common Stock        (page 20)

   10. Possible Negative Income Tax Consequences of Distribution
       of Subscription Rights                                          (page 20)

   11. Possible Dilutive Effect of MRP and Stock Options               (page 20)

   12. Potential Cost of ESOP and MRP                                  (page 21)

   13. ESOP Compensation Expense                                       (page 21)

   14. Absence for Market of Common Stock                              (page 21)

   15. No Opinion or Recommendation by Sales Agent; Best Efforts
       Offering                                                        (page 22)

   16. Risk of Loss of Principal                                       (page 22)


                            PRINT NAME:
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                            SIGNATURE:
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                            DATE:
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                            PRINT NAME:
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                            SIGNATURE:
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                            DATE:
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+++                               +++          NEWSOUTH BANCORP, INC.
+                                   +     (HOLDING COMPANY FOR HOME SAVINGS
                                                     BANK, SSB)
                                                  STOCK ORDER FORM


                                       NOTE: Please read the Stock Order Form
                                             Instructions and Guide on the
                                             back as you complete this form.

+                                   +
+++                               +++

DEADLINE
The Subscription Offering will expire at 12:00 p.m. (noon), Eastern Time, on
     , 1997, unless extended.

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 (1)   Number of Shares          Purchase Price        (2)  Total Payment Due
--------------------------                            --------------------------
                            X        $15.00       =
--------------------------                            --------------------------
 The minimum number of shares that may be subscribed for is 25 shares. The maximum number is 20,000 shares for any individual or individuals through a single account.
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METHOD OF PAYMENT                      IMPORTANT PURCHASER INFORMATION

(3)[ ] Enclosed is a check,       (5)a [ ] Eligible Account Holder -- Check here
       bank draft or money                 if you were a depositor of at least
       order made payable to               $50.00 at Home Savings on June 30,
       Home Savings Bank, SSB.             1992. Enter information below for all
                                           deposit accounts that you had at Home
                                           Savings on June 30, 1992.
   -----------  Cash can be
   $            used only         (5)b [ ] Other Member -- Check here if you
                if presented               held a deposit or loan at Home
   -----------  in person at               Savings as of      , 1997 but are not
                any Home Savings           an Eligible Account Holder or
                office.                    Supplemental Eligible Account Holder.

(4)[ ] The undersigned            (5)c [ ] Local Community Resident -- Check
       authorizes withdrawal               here if you are a permanent resident
       from this (these)                   of Beaufort, Craven, Lenoir, Nash,
       account(s) at Home Savings.         Pasquotank or Pitt County, North
                                           Carolina.

     Account Title             Deposit     Loan                  Account
  (Names on Accounts)          Account    Account                Number
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                                 [ ]        [ ]
--------------------------------------------------------------------------------
                                 [ ]        [ ]
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                                 [ ]        [ ]
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                                 [ ]        [ ]
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      Account Number               Amount
-------------------------------------------------
                             $
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                             $
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                             $
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Total Withdrawal Amount      $
                           ----------------------
There is no penalty for early withdrawals used for stock payment.

           STOCK REGISTRATION (SEE BACK UNDER STOCK OWNERSHIP GUIDE)

(6) Form of Stock Ownership:
    [ ]Individual        [ ]Joint tenants        [ ]Tenants in common
    [ ]Uniform Transfer to Minors Act
    [ ]Fiduciary (i.e., trust, estate, etc.)     [ ]Corporation or Partnership
    [ ]Other ______________________
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(7)Name(s) in which your stock is to be registered (Please Print Clearly)
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Social Security No. or Tax ID No.
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Name(s) continued
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Street Address             City         County        State        Zip Code

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                            ------------------------   -------------------------
(8)Telephone Information     Daytime Phone              Evening Phone
                             (      )                   (      )
                            ------------------------   -------------------------

NASD AFFILIATION
(9) [ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

ACKNOWLEDGMENTS
(10) To be effective, this fully completed Stock Order Form must be actually received by Home Savings, no later than 12:00 p.m. (noon), Eastern Time, on ,
       1997, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to the office of Home Savings or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Home Savings described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Home Savings at a Special Meeting to be
held on       , 1997, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by Home Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without the Bank's consent, and if authorization to withdraw from deposit accounts at Home Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 7 of this Stock Order Form are true, correct and complete that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

APPLICABLE REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF CONVERSION SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. HOME SAVINGS AND NEWSOUTH BANCORP, INC. MAY PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

I ACKNOWLEDGE THAT THE COMMON STOCK OFFERED IS NOT A SAVINGS OR DEPOSIT ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

I ALSO ACKNOWLEDGE RECEIPT OF A PROSPECTUS DATED      , 1997

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  (11)Signature             Date            Signature                    Date

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UNDER PENALTY OF PERJURY, I CERTIFY THAT I AM NOT SUBJECT TO BACK-UP
WITHHOLDING.
                                          --------------------------------------
                                                         SIGNATURE
          FOR OFFICE USE ONLY                   STOCK INFORMATION CENTER
                                          HOME SAVINGS BANK, SSB 1311 CAROLINA
 Date Rec'd ____/___/_____                     AVENUE WASHINGTON, NC 27889
 Order # _________________                          (919)    -
 Category_________________
 Batch # _________________
 Deposit _________________
 Date Input____/____/_____

                            NEWSOUTH BANCORP, INC.
-------------------------------------------------------------------------------
                               SUBSCRIPTION AND
                              COMMUNITY OFFERING
                               STOCK ORDER FORM
                            INSTRUCTIONS AND GUIDE
-------------------------------------------------------------------------------

---------------------
STOCK OWNERSHIP GUIDE
---------------------

INDIVIDUAL

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFERS TO MINORS ACT ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "Unif Tran Min Act". Standard U.S. Postal Service state abbreviation should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the North Carolina Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, NC (use minor's social security number).

FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 * The name(s) of the fiduciary, if an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.

 * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

 * A description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

 * The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

 * The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form directly to Home Savings. Your Stock Order Form, properly completed, accompanied by a signed Certification and payment in full (or withdrawal authorization), at the Purchase Price must be received by Home Savings no later than 12:00 (noon),
Eastern Time, on      , 1997 or it will become void. Stock Order Forms shall
be deemed received only upon actual receipt at Home Savings. If you need
further assistance, please call the Stock Information Center at (919)    -
    . We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

ITEM INSTRUCTIONS
-----------------

ITEMS 1 AND 2--

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $15.00 per share. The minimum purchase is 25 shares and the maximum purchase in the Subscription Offering is 20,000 shares. The maximum purchase in the Community Offering by any person, together with associates or groups acting in concert is 40,000 shares. NewSouth Bancorp, Inc. and the Association reserve the right to reject the subscription of any order received in the Community Offering, in whole or in part.

ITEM 3--

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Home Savings Bank, SSB. Your funds will earn interest at the passbook rate, currently at % per annum, until the conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4--

If you pay for your stock by a withdrawal from a Home Savings deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Please contact the Stock Information Center for information regarding purchases from an Individual Retirement Account.

ITEM 5--

Please check the appropriate box if you were;

(a) A depositor at Home Savings on June 30, 1992 (the "Eligibility Record Date") with at least $50.00 on deposit.

(b) A depositor at Home Savings on      , 1996 (the "Supplement Eligibility
Record Date") with at least $50.00 on deposit.

(c) A depositor or borrower at Home Savings on      , 1997 (the "Voting Record
Date").

(d) A permanent resident of Beaufort, Craven, Lenoir, Nash, Pasquotank or Pitt County, North Carolina.

ITEMS 6, 7 AND 8--

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 9--

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 10 AND 11--

Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center at
(919)    -    . The Stock Information Center will be open between the hours of
9:00 a.m. and 4:00 p.m., Eastern Time, Monday through Thursday, and 9:00 a.m. and 5:00 p.m. Friday.